                                                                    Exhibit 10.5



                                  U. S. BANCORP

                              AMENDED AND RESTATED
                           SUPPLEMENTAL BENEFITS PLAN

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE I  PURPOSE OF PLAN...................................................................    1

ARTICLE II  NATURE OF PLAN...................................................................    1

ARTICLE III  SPONSORING EMPLOYERS............................................................    2

ARTICLE IV  ELIGIBILITY......................................................................    2

ARTICLE V  PARTICIPATION.....................................................................    2

ARTICLE VI  BENEFITS.........................................................................    3
         6.1  Retirement Plan-Related Benefit................................................    3
                  6.1.1  Retirement Benefits.................................................    3
                           (a)  Restoration Benefit..........................................    3
                           (b)  Early Retirement Subsidy Benefit.............................    6
                           (c)  Additional Benefit Service Benefit...........................    6
                           (d)  Change in Control Benefits...................................    7
                                    (1)  Benefit.............................................    7
                                    (2)  Change in Control Defined...........................    9
                                    (3)  Cause Defined.......................................   11
                                    (4)  Good Reason Defined.................................   12
                                    (5)  Limitations and Reductions..........................   16
                           (e)      Additional Eligibility Service Benefit...................   16
                           (f)      Enhanced Retirement Benefit..............................   17
                                    (1)  Definitions.........................................   17
                                    (2)  Benefit.............................................   18
                                    (3)  Benefit Service Credit..............................   20
                                    (4)  Prior Employer Benefits.............................   20
                                    (5)  Early Retirement Reduction..........................   21
                                    (6)  Vesting.............................................   21
                                    (7)  Effect of Change in Control.........................   22
                                    (8)  Credit for Additional Benefit
                                            Service..........................................   23
                           (g)  Reduction of Change in Control Related
                                    Benefits.................................................   23
                           (h)  Special Retirement Opportunity Benefit.......................   26
                                    (1)  Definitions.........................................   26
                                    (4)  Termination Date....................................   29
                  6.1.2  Coordination of Benefits............................................   29
                  6.1.3  Time and Manner of Payment..........................................   28
                           (a)  Joint and Survivor Annuity...................................   29
                           (b)  Supplemental Income Option...................................   30
                  6.1.4  Early Retirement Reduction..........................................   30
                  6.1.5  Benefit Forfeitability..............................................   31
                  6.1.6  Preretirement Death Benefit.........................................   32
                  6.1.7  Lump-Sum Payments of Small Benefits.................................   34
                  6.1.8  Arbitration.........................................................   34

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
         6.2  Investment Plan-Related Benefit................................................   35
                  6.2.1  Annual Credit.......................................................   35
                           (a)  Deferred Compensation Credit.................................   35
                           (b)  Section 415 Limitation Credit................................   36
                           (c)  Before-Tax Contribution Limitation
                                    Credit...................................................   36
                           (d)  Matching Credit..............................................   37
                  6.2.2  Investment Plan Benefit Account.....................................   38
                  6.2.3  Time and Manner of Payment..........................................   38
                  6.2.4  Death Benefit.......................................................   38

ARTICLE VII  VESTING.........................................................................   38

ARTICLE VIII  SOURCE OF BENEFITS.............................................................   39

ARTICLE IX  ADMINISTRATION OF THE PLAN.......................................................   40

ARTICLE X  MISCELLANEOUS.....................................................................   41
         10.1  Nonassignability of Benefits..................................................   41
         10.2  Governing Law.................................................................   41
         10.3  No Right of Continued Employment..............................................   41
         10.4  Withholding Taxes.............................................................   41
         10.5  Severability..................................................................   42

ARTICLE XI  CLAIMS PROCEDURE.................................................................   42
         11.1  Initial Claim.................................................................   42
         11.2  Decision on Initial Claim.....................................................   42
                  11.2.1  Time Period for Denial Notice......................................   42
                  11.2.2  Contents of Notice.................................................   43
                  11.2.3  Deemed Denied......................................................   43
         11.3  Review of Denied Claim........................................................   43
         11.4  Decision on Review............................................................   44

ARTICLE XII  AMENDMENTS AND TERMINATION......................................................   45


                                     - ii -
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                                  U. S. BANCORP

                              AMENDED AND RESTATED
                           SUPPLEMENTAL BENEFITS PLAN

                  THIS SUPPLEMENTAL BENEFITS PLAN (the "Plan") is amended and restated by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective February 17, 1994.

                                    ARTICLE I
                                 PURPOSE OF PLAN

                  The continued growth and success of Bancorp are dependent upon its ability to attract and retain the services of key executives of the highest competence and to provide incentives for their effective service and superior performance. The purpose of this Plan is to advance the interests of Bancorp and its shareholders through a supplemental compensation program that will attract, motivate, and retain key executives.

                                   ARTICLE II

                                 NATURE OF PLAN

                  This Plan is intended to be and shall be administered and maintained by Bancorp as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding any other provision of this Plan, no benefit shall be payable under this Plan that would cause the Plan to not be a select group plan.

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
                                   ARTICLE III

                              SPONSORING EMPLOYERS

                  Any corporation in which Bancorp owns (directly or indirectly) stock possessing 50 percent or more of the combined voting power may, by resolution of its board of directors, sponsor and maintain this Plan for its executives. Such corporations shall be referred to as "Sponsoring Employers."

                                   ARTICLE IV

                                   ELIGIBILITY

                  Any key executive (including officers who may also be directors) of Bancorp and the Sponsoring Employers who is a member of a select group of management or highly compensated employees shall be eligible to participate in this Plan.

                                    ARTICLE V

                                  PARTICIPATION

                  A "Participant" is an eligible employee who has been designated to receive one or more benefits under this Plan for one or more years. The Compensation Committee of Bancorp s Board of Directors (the "Compensation Committee") shall have the exclusive power to make and revise benefit designations, if any, with respect to Bancorp's Chairman of the Board, its Chief Executive Officer, and the members of Bancorp s Executive Committee (the "Executive Committee") and with respect to all benefit designations under 6.1.1(d) and 6.1.1(f). The Compensation Committee may, in its discretion, delegate by resolution to the Executive Committee the power to make and revise benefit designations, if any, for all other eligible employees, other than benefit designations under 6.1.1(d) and 6.1.1(f). In the absence of such delegation, the Compensation Committee shall retain the power and authority to make and revise all benefit designations under the Plan. By sponsoring and maintaining the Plan for its employees, the Board of Directors of each Sponsoring Employer expressly delegates to the Compensation Committee and the Executive Committee, respectively, the authority to make and revise benefit designations under the Plan for all employees of the Sponsoring Employer.

                                   ARTICLE VI

                                    BENEFITS

                  6.1 Retirement Plan-Related Benefit .

                  6.1.1 Retirement Benefits . Except as otherwise provided, a Participant shall receive a monthly U. S. Bancorp Retirement Plan-Related Benefit for the Participant's life only equal to the sum of the "Restoration Benefit," "Early Retirement Subsidy Benefit," "Additional Benefit Service Benefit," "Change in Control Benefits," "Additional Eligibility Service Benefit," and "Enhanced Retirement Benefit," as defined below, for which the Participant is designated. For purposes of this 6.1.1, any reference to a Participant's Retirement Plan benefit shall include any portion of such Retirement Plan benefit payable to an alternate payee pursuant to a qualified domestic relations order.

                  (a) Restoration Benefit . A Participant designated to receive a "Restoration Benefit" (previously referred to as the

"Additional Benefit") under this Plan shall receive a monthly benefit equal to the sum of:

                  (1) the amount by which such Participant's early, normal, or delayed retirement benefit under the Retirement Plan, as set forth in Exhibit A attached hereto and incorporated by reference herein, is reduced by application of federal law limiting benefits under income tax qualified plans as provided in the Retirement Plan; and

                  (2) the difference (to the extent such difference is not included in 6.1.1(a)(1) above) between:

                           (i) the early, normal, or delayed retirement benefit that would have been payable to the Participant under the Retirement Plan:

                                    A)       had deferred compensation (other
                           than deferred compensation under the U. S. Bancorp Long-Term Management Incentive Plan or the U. S. Bancorp 1993 Stock Incentive Plan) counted as Compensation under the Retirement Plan at the time at which such compensation would have been paid had it not been deferred; and

                                    B)       had any nondeferred awards payable
                           to the Participant after

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
                           retirement under the U. S. Bancorp Executive Annual Incentive Plan or Management Annual Incentive Plan (an "Annual Plan") counted as Compensation under the Retirement Plan at the time such awards were earned or accrued in lieu of the corresponding award for the first year of the five-year period for which Average Monthly Compensation is computed; and

                           (ii) the Participant's actual early, normal, or delayed retirement benefit under the Retirement Plan.

In calculating the benefit described in 6.1.1(a)(2)(i), the period of time used to determine a Participant's Average Monthly Compensation may be different than the period of time used to determine the Participant's Average Monthly Compensation in calculating the benefit actually payable under the Retirement Plan. Also, an award under an Annual Plan for a year shall be treated as earned pro-rata over the 12 months of the year (or such lesser portion of the year that the award relates to).

               Notwithstanding the foregoing, no Participant shall have a lesser monthly Restoration Benefit than the amount required to ensure that the sum of the Participant's early, normal, or delayed retirement benefit under the Retirement Plan plus the

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
Participant's Restoration Benefit under this Plan is not less than the sum of such benefits as of December 31, 1988.

                  (b) Early Retirement Subsidy Benefit . Upon early retirement at or after a designated age, a Participant designated to receive an "Early Retirement Subsidy Benefit" under this Plan, who was eligible for early retirement under the Retirement Plan on ceasing to be an employee of Bancorp and its affiliates, shall receive a monthly benefit equal to the amount by which such Participant's normal retirement benefit under the Retirement Plan is reduced by reason of such early retirement.

                  (c) Additional Benefit Service Benefit . Upon retirement at or after a designated age with less than 25 years of Benefit Service, a Participant designated to receive an "Additional Benefit Service Benefit" under this Plan, who was eligible for retirement under the Retirement Plan on ceasing to be an employee of Bancorp and its affiliates, shall receive a monthly benefit equal to the difference between:

                  (1) the early, normal, or delayed retirement benefit that would have been payable to the Participant under the Retirement Plan based on the lesser of:

                           (i)      25 years of Benefit Service; or

                           (ii) a designated number of years of Benefit Service; and

                  (2) the Participant's actual early, normal, or delayed retirement benefit under the Retirement Plan.

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
                  (d) Change in Control Benefits . The purpose of the benefits provided by this 6.1.1(d) is to encourage the designated Participants to continue in the employment of Bancorp. The designated Participants are innovative, highly experienced, and knowledgeable banking executives whose creativity, expertise, and effort have been instrumental in the development of the business and growth of Bancorp. For purposes of this 6.1.1(d), references to Bancorp or a Sponsoring Employer shall include any successor to Bancorp or the Sponsoring Employer.

                  (1) Benefit . Upon termination from employment with Bancorp or a Sponsoring Employer within two years from the date of occurrence of any event constituting a "Change in Control" (it being recognized that more than one such event may occur in which case the two-year period shall run from the date of occurrence of each such event), other than termination by Bancorp or a Sponsoring Employer for "Cause" or by the Participant without "Good Reason," as those terms are defined below, a designated Participant who is vested by meeting the "Applicable Service Requirement," as described below, at termination of employment shall receive the benefit under (i) and/or (ii) below. A Participant may be designated for either or both of the following benefits:

                           (i) A monthly benefit (a "Change in Control Early Retirement Subsidy Benefit") equal to the amount by which such Participant's

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
                  normal retirement benefit under the Exhibit A Retirement Plan is reduced by reason of early retirement due to the termination.

                           (ii) A monthly benefit (a "Change in Control Additional Benefit Service Benefit") equal to the difference between:

                                    A)       the early, normal, or delayed
                           retirement (which is the same as the type of actual retirement under 6.1.1(d)(1)(ii)B)) benefit that would have been payable to the Participant under the Exhibit A Retirement Plan based on the lesser of:

                                             1)       25 years of Benefit
                                    Service; or

                                             2)       a designated number of
                                    years of Benefit Service; and

                                    B)       the Participant's actual early,
                           normal, or delayed retirement benefit under the Exhibit A Retirement Plan.

         For purposes of the Change in Control Early Retirement Subsidy Benefit described in 6.1.1(d)(1)(i), the Applicable Service Requirement is at least ten years of

         Eligibility Service. For purposes of the Change in Control Additional Benefit Service Benefit described in 6.1.1(d)(1)(ii), the Applicable Service Requirement is at least five years of Eligibility Service. Participants continue to earn Eligibility Service after a Change in Control. The benefits in this 6.1.1(d) cannot be eliminated by amendment or termination of this Plan after a Change in Control.

                  (2) Change in Control Defined . A "Change in Control" of Bancorp shall mean:

                           (i) A Change in Control of a nature that would be required to be reported in response to Item 6(e) of
                  Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person (as defined below) hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Bancorp Voting Securities; or

                           (ii) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Bancorp board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Bancorp shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                           (iii)    There shall be consummated (A) any
                  consolidation or merger of Bancorp in which Bancorp is not the continuing or surviving corporation or pursuant to which Voting Securities (other than fractional shares) would be converted into cash, securities, or other property, other than a merger of Bancorp in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of a majority (by value) of the assets of Bancorp, provided that any such consolidation, merger, sale, lease, exchange, or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a Change in Control; or

                           (iv) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

         For purposes of this "Change in Control" definition, the term "Person" means any individual, corporation, partnership, group, association, or other "person," as such term is used in Section 14(d) of the Exchange Act, other than Bancorp or any employee benefit plan or plans sponsored by Bancorp, and the phrase "Voting Securities" shall mean Bancorp's issued and outstanding securities ordinarily having the right to vote at elections of Bancorp's board of directors.

                  (3) Cause Defined . For purposes of 6.1.1(d), "Cause" for termination of employment means:

                           (i) A material act of fraud or dishonesty by the Participant within the course of performing his or her duties for Bancorp or a Sponsoring Employer;

                           (ii) Gross negligence or intentional misconduct by the Participant in the performance of material duties for Bancorp or a Sponsoring Employer;

                           (iii) Commission of an act (or failure to take an action) intentionally against the

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
                  interest of Bancorp or a Sponsoring Employer that causes Bancorp or a Sponsoring Employer material injury; or


                           (iv) An act of serious moral turpitude that causes Bancorp or a Sponsoring Employer material injury.

         Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there have been delivered to the Participant a copy of a resolution duly adopted by Bancorp s Board of Directors (the "Board") at a meeting of the Board called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board) finding that in the good faith opinion of the Board, the Participant was guilty of conduct constituting Cause as defined in this Plan and specifying the particulars thereof in detail.

                  Any dispute as to whether a designated Participant was terminated for Cause shall be submitted to arbitration pursuant to 6.1.8.

                  (4) Good Reason Defined . Termination by a designated Participant of employment for "Good Reason" shall mean termination based on any of the following:

                           (i) A change in the Participant's duties or position or positions with Bancorp which represents a demotion from his or her duties or position or positions as in effect immediately prior to the Change in Control, or a change in the Participant's duties or responsibilities which is inconsistent with such duties or position or positions, or any removal of the Participant from or any failure to reappoint or reelect the Participant to such position or positions, except in connection with the termination of the Participant's employment for Cause or disability or as a result of the Participant's death or the termination by the Participant other than for Good Reason;

                           (ii) A reduction by Bancorp in the Participant's base salary as in effect immediately prior to the Change in Control;

                           (iii) The failure by Bancorp to continue in effect any "Benefit Plan" (as defined below) in which the Participant is participating at the time of the Change in Control (or Benefit Plans providing the Participant with at least substantially similar benefits), other than as a result of the normal expiration of any such Benefit Plan in accordance with its terms or a modification of such Benefit Plan which modification is applicable to all employees who participate in such Benefit Plan, as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by Bancorp which would adversely affect the Participant's continued participation in any of such Benefit Plans on at least as favorable a basis to the Participant as is the case on the date of the Change in Control or which would materially reduce the Participant's benefits in the future under any of such Benefit Plans or deprive the Participant of any material benefit enjoyed by the Participant at the time of the Change in Control;

                           (iv) The failure by Bancorp to provide and credit the Participant with the number of paid vacation days to which the Participant is then entitled in accordance with Bancorp's normal vacation policy as in effect immediately prior to the Change in Control;

                           (v) Bancorp's requiring the Participant to be based anywhere more than 35 miles from where the Participant's office is located immediately prior to the Change in Control except for required travel on Bancorp's business to an extent substantially consistent with the business travel obligations which the

                  Participant undertook on behalf of Bancorp prior to the Change in Control;

                           (vi) The failure by Bancorp to obtain from any successor the assent to this 6.1.1(d);

                           (vii) Any purported termination by Bancorp of a Participant's employment which is not effected pursuant to a Notice of Termination as defined below; and for purposes of this 6.1.1(d), no such purported termination shall be effective; or

                           (viii) Any refusal by Bancorp to continue to allow the Participant to attend to matters or engage in activities not directly related to the business of Bancorp which, prior to the Change in Control, the Participant was permitted by the Board to attend to or engage in.

         For purposes of this "Good Reason" definition, "Notice of Termination" means any notice of any termination of the Participant's employment shall be communicated by written Notice of Termination to the other party. A "Notice of Termination" of a Participant's employment by Bancorp shall mean a notice which shall indicate the specific termination provision relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. "Benefit Plan" shall mean any compensation plan (including this Plan) providing for incentive or deferred compensation, stock options or other stock or stock-related grants or awards, or any employee benefit plan such as a thrift, investment, savings, pension, profit sharing, medical, disability, accident, life insurance, cafeteria, or relocation plan or any other plan, policy, or program of Bancorp providing similar types of benefits to employees of Bancorp.

                  Any dispute as to whether a designated Participant has Good Reason for termination of employment shall be submitted to arbitration pursuant to 6.1.8.

                  (5) Limitations and Reductions . The Change in Control benefits otherwise payable under this 6.1.1(d) are subject to the limitations and reductions described in 6.1.1(g).

                  (e) Additional Eligibility Service Benefit . A Participant designated to receive an "Additional Eligibility Service Benefit" shall be treated as having years of Eligibility Service equal to the designated Participant's actual years of Eligibility Service plus a designated number of additional years of Eligibility Service. The total of the actual and the additional designated years of Eligibility Services will be referred to as the "Designated Total." Upon ceasing to be an employee of Bancorp and its affiliates, a Participant designated for an Additional Eligibility Service Benefit:

                  (1) shall receive a monthly benefit equal to the difference between:

                           (i) the early, normal, or delayed retirement (which is the same as the type of actual retirement under 6.1.1(e)(1)(ii)) benefit that would have been payable to the Participant under the Retirement Plan had the Participant retired with the Designated Total number of years of Eligibility Service; and

                           (ii) the Participant's actual early, normal, or delayed retirement benefits, if any, under the Retirement Plan; and

                  (2) shall be treated as having the Designated Total number of years of Eligibility Service for purposes of any other Retirement Plan-Related Benefit under this Plan for which the Participant is designated.

                  (f)      Enhanced Retirement Benefit .

                  (1) Definitions . As used in this 6.1.1(f), the following terms shall have the definitions set forth below:

                  "ADJUSTED AVERAGE MONTHLY COMPENSATION means Average Monthly Compensation (as defined in Exhibit A to this Plan) adjusted in the manner described in 6.1.1(a).

                  "CAUSE" has the meaning defined in 6.1.1(d)(3).

                  "CHANGE IN CONTROL" has the meaning defined in 6.1.1(d)(2).

                  "CHANGE IN CONTROL DATE" means the date of occurrence of an event constituting a Change in Control (it being recognized that more than one such event may occur, in which case the date of occurrence of each such event is a Change in Control Date).

                  "EARLY RETIREMENT REDUCTION" has the meaning described in 6.1.1(f)(5).

                  "GOOD REASON" has the meaning defined in 6.1.1(d)(4).

                  "PRIOR EMPLOYER BENEFITS" has the meaning described in 6.1.1(f)(4).

                  "TARGET BENEFIT" means a monthly benefit equal to 2.75 percent of a Participant s Adjusted Average Monthly Compensation multiplied by the Participant s years, and fractions thereof, of Benefit Service up to 20 years.

                  "TERMINATION DATE" means the date a Participant ceases to be an employee of Bancorp or a Sponsoring Employer.

                  (2) Benefit . A Participant designated to receive an "Enhanced Retirement Benefit" under this Plan shall receive, upon termination of employment with Bancorp or a Sponsoring Employer after attaining age 55 (providing the Participant is vested in such benefit as provided in 6.1.1(f)(6)), a monthly benefit equal to the Target

         Benefit, adjusted (in the event the Participant terminates employment before attaining age 62) by the amount, if any, of Early Retirement Reduction, and then reduced by the sum of the following:

                           (i) A hypothetical Social Security benefit payable as of the Participant s age on the Termination Date or, if later, age 62, calculated based on the law in effect on the Termination Date assuming (A) that the Participant s covered compensation equaled or exceeded the Social Security wage base for all prior years and (B) the Participant will have no compensation in any year (or portion of a year) following the Termination Date;

                           (ii) An amount equal to the single life annuity equivalent of the Retirement Plan benefit which would have become payable to the Participant as of the Termination Date had the Participant elected retirement under the Retirement Plan as of the Termination Date;

                           (iii) The amount of Prior Employer Benefits payable to the Participant for such month or attributable to such month as described in 6.1.1(f)(4); and

                           (iv) The amounts payable to the Participant as other Retirement Plan-Related

                  Benefits under this Plan as described in 6.1.2(e).

                  (3) Benefit Service Credit . For purposes of this 6.1.1(f), the Compensation Committee may, at the time a Participant is designated for an Enhanced Retirement Benefit, or at any time thereafter, credit the Participant with years of Benefit Service for service with a prior employer. The number of years, and fractions thereof, of Benefit Service credited shall be specified by resolution of the Compensation Committee.

                  (4) Prior Employer Benefits . Whenever the Compensation Committee gives a Participant Benefit Service credit for service with a former employer, the Compensation Committee shall by resolution specify the amount of Prior Service Benefits, if any, to be offset against the Participant s Enhanced Retirement Benefit. Prior Service Benefits shall be a monthly offset amount determined by, or at the direction, of the Compensation Committee to reflect the Participant s accrued and vested benefits attributable to service with the prior employer from qualified and nonqualified pension, profit sharing, and similar deferred compensation arrangements (but excluding any such benefits attributable to the Participant s own contributions, whether made on a before-tax or after-tax basis). The Compensation Committee, or its delegates, shall determine for each

         Prior Employer Benefit a monthly offset amount based on a single life annuity form equivalent to the Prior Employer Benefit (assuming the same commencement date as the Participant s Enhanced Retirement Benefit).

                  (5) Early Retirement Reduction . If a Participant who is otherwise vested in an Enhanced Retirement Benefit (as provided in 6.1.1(f)(6)) terminates employment with Bancorp or a Sponsoring Employer prior to attaining age 62, the Participant s Target Benefit shall be reduced by an Early Retirement Reduction equal to the accrued Target Benefit multiplied by the product of a Reduction Percentage (as described below) and the difference (in years and a fraction of a year based on whole calendar months) between the Participant s age at the Termination Date and 62. The Reduction Percentage shall be 7 percent except where a Participant s retirement or termination of employment is approved by the Compensation Committee, in which case the Reduction Percentage shall be 3 percent. However, the Compensation Committee may, in extraordinary circumstances, designate a different Reduction Percentage between 0 percent and 7 percent.

                  (6) Vesting . Except as provided in 6.1.1(f)(7), a Participant s right to an Enhanced Retirement Benefit is vested and nonforfeitable when the Participant both attains age 55 and has at least 10 years of Eligibility Service while still an employee of Bancorp or a

         Sponsoring Employer. If a Participant designated for an Enhanced Retirement Benefit ceases to be an employee of Bancorp or a Sponsoring Employer either (A) before the Participant has 10 years of Eligibility Service or (B) before the Participant attains age 55, the Participant shall not receive any Enhanced Retirement Benefit.

                  (7) Effect of Change in Control . Upon termination from Bancorp or a Sponsoring Employer within two years after a Change in Control Date, other than termination for Cause or without Good Reason, the Enhanced Retirement Benefit for a designated Participant shall be subject to the following provisions:

                           (i) Notwithstanding 6.1.1(f)(6), upon a Change in Control, a Participant designated for an Enhanced Retirement Benefit who has at least five years of Eligibility Service shall become immediately vested in the accrued Enhanced Retirement Benefit, whether or not the Participant had attained age 55 as of the later of the Change in Control Date or the Termination Date.

                           (ii) If a Participant has not attained age 55 as of the Termination Date, the Participant s Enhanced Retirement Benefit shall commence on the first day of the calendar month in which the Participant attains age 55.

                           (iii) For purposes of computing a Participant s Target Benefit, a Participant will continue to accrue Benefit Service after a Change in Control.

                           (iv) The Early Retirement Reduction Percentage for each Participant vested in an Enhanced Retirement Benefit (pursuant to 6.1.1(f)(6) or 6.1.1(f)(7)(i)) shall be 3 percent.

                           (v) A Participant s Enhanced Retirement Benefit, as modified by this 6.1.1(f)(7) upon a Change in Control, is subject to the limitations and reductions described in 6.1.1(g).

                           (vi) The provisions of this 6.1.1(f)(7) cannot be eliminated by amendment or termination of this Plan after a Change in Control.

                  (8) Credit for Additional Benefit Service . For purposes of computing a designated Participant s Target Benefit, the Committee may, in special circumstances, credit the Participant with an additional number of years of Benefit Service as determined by the Committee.

                  (g) Reduction of Change in Control Related Benefits . In the event that any portion of the Total Payments (as defined below) received by a Participant in connection with a Change in

                                                                 First Amendment
                                      - 23 -                      April 19, 1994

Control of Bancorp would not be deductible, in whole or in part, for federal income tax purposes as a result of Section 280G of the Internal Revenue Code, unless the Compensation Committee expressly provides by resolution that a Participant s benefits under the Plan in connection with a Change in Control will not be reduced, the Change in Control benefits otherwise payable under 6.1.1(d) or the Enhanced Retirement Benefit otherwise payable under 6.1.1(f), as modified by

                                                                Second Amendment
                                     - 23a -                       June 15, 1994

6.1.1(f)(7), shall be reduced until (i) no portion of the Total Payments is not deductible pursuant to Section 280G of the Internal Revenue Code or (ii) either
(A) the Change in Control benefits are reduced to zero or (B) the Enhanced Retirement Benefit is reduced to the amount (if any) which would be payable under 6.1.1(f) without regard to 6.1.1(f)(7), whichever happens first.

                  "Total Payments" mean all payments or benefits payable to a Participant in connection with a Change in Control of Bancorp, including Change in Control related benefits under 6.1.1(d) or 6.1.1(f) and "Other Payments." "Other Payments" include any payment or benefit payable to a Participant in connection with a Change in Control of Bancorp pursuant to any plan, arrangement, or agreement (other than 6.1.1(d) or 6.1.1(f)) with Bancorp, a person whose actions result in such Change in Control, or any person affiliated with Bancorp or such person. For purposes of this limitation:

                  (1) No portion of the Total Payments, the receipt or enjoyment of which a Participant has effectively waived in writing prior to the date of payment of the Change in Control benefits, shall be taken into account;

                  (2) No portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by Bancorp and reasonably acceptable to the Participant ("Tax Counsel"), does not constitute a

         "parachute payment" within the meaning of Section 280G of the Internal Revenue Code;

                  (3) The Change in Control benefits shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in 6.1.1(g)(1) and 6.1.1(g)(2) ) in their entirety constitute, in the opinion of Tax Counsel, reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Internal Revenue Code; and

                  (4) The value of any noncash benefit or any deferred payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a "parachute payment" for purposes of 6.1.1(g)(2), shall be determined by Bancorp's independent accountants in accordance with the principles of Section 280(G)(d)(3) and (4) of the Internal Revenue Code.

                  To the extent possible, Bancorp and the Participant agree that reductions in benefits under any benefit plan shall be made (only to the extent necessary to avoid a nondeductible excess parachute payment) in the following order of priority:

                  (i) Severance payments under a change in control agreement other than 6.1.1(d) or 6.1.1(f);

                  (ii) Continuation of benefits under any plan, policy, or program of Bancorp (whether or not on an insured basis) providing medical, dental, health, disability income, life insurance or other death benefits, or similar types of benefits to employees of Bancorp (other than under any plan or arrangement providing for vacation pay, bonuses or incentive compensation of any kind, or current or deferred salary or similar compensation);

                  (iii) Any Change in Control related benefit payable under 6.1.1(d) or 6.1.1(f) of this Plan or a successor plan or a plan providing similar benefits; and

                  (iv) The acceleration in the exercisability of any stock option or other stock related award granted by Bancorp.

                  Notwithstanding any other provision of 6.1.1(d) or 6.1.1(f), Bancorp shall have no obligation to make any payments to a Participant pursuant to 6.1.1(d) or 6.1.1(f) if, or to the extent, such payments are prohibited by any applicable law or regulation, including without limitation the FDIC's regulations regarding Golden Parachute and Indemnification Payments promulgated under the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990.

                  (h)      Special Retirement Opportunity Benefit .

                  (1) Definitions . As used in this 6.1.1(h), the following terms shall have the definitions set forth below:

                                                                 First Amendment
                                      - 26 -                      April 19, 1994

                  "DEEMED AGE" means an age equal to five years more than a designated Participant s actual age as of August 31, 1994.

                  "DEEMED BENEFIT YEARS" means a number of years of Benefit Service, as defined in the Retirement Plan, equal to 5.667 years more than a designated Participant s actual years of Benefit Service as of December 31, 1993.

                  "DEEMED ELIGIBILITY YEARS" means a number of years of Eligibility Service, as defined in the Retirement Plan, equal to six years more than a designated Participant s actual years of Eligibility Service as of December 31, 1993.

                  "SRO AVERAGE MONTHLY COMPENSATION" means the greater of:

                  (i) The monthly average of the designated Participant s Compensation (adjusted as described in 6.1.1(a)) during the highest consecutive five of the ten Plan Years beginning in 1984; or

                  (ii) The monthly average of the designated Participant s Compensation (adjusted as described in 6.1.1(a)) for the 60 months ending August 31, 1994, based on:

                           A) The Participant s bonuses paid during the eight calendar months ending August 31, 1994, plus eight times the Participant s monthly base salary as in effect on January 1, 1994;

                                                                 First Amendment
                                    - 26a -                       April 19, 1994

                           B) The Participant s base salary and bonuses paid during calendar years 1990 through 1993; and

                           C) A portion equal to four-twelfths (4/12) of the Participant s base salary (excluding bonuses) paid in calendar year 1989.

                  "SRO CONNECTED BENEFIT" means the Benefit (either a Restoration Benefit, an Enhanced Retirement Benefit, or both) under the Plan in connection with which a Participant is designated for a Special Retirement Opportunity Benefit.

                  (2) Designation in Connection with Other Benefit . A Special Retirement Opportunity Benefit shall be in connection with either (or both) of the following benefits for which the designated Participant is also designated: a Restoration Benefit under 6.1.1(a) or an Enhanced Retirement Benefit under 6.1.1(f).

                  (3) Benefit . If a Participant is designated for a Special Retirement Opportunity Benefit under this 6.1.1(h), the Participant s SRO Connected Benefit (or Benefits) shall be based on treating the Participant:

                  (i) As having attained the greater of the Participant s actual age as of the Annuity Starting Date (as defined in the Retirement Plan) or the Deemed Age;

                  (ii) As having the Deemed Eligibility Years and the Deemed Benefit Years; and

                                                                 First Amendment
                                    - 26b -                       April 19, 1994

                  (iii) As having Average Monthly Compensation equal to the SRO Average Monthly Compensation.

                  (4) Termination Date . The Committee may, in its discretion, condition the designation of a Participant for a Special Retirement Opportunity Benefit upon the Participant s termination of employment not later than a date specified by the Committee.

                  6.1.2 Coordination of Benefits . The following rules shall apply where a Participant is designated for more than one benefit under 6.1.1:

                  (a) If a Participant receives an Early Retirement Subsidy Benefit under 6.1.1(b) or a Change in Control Early Retirement Subsidy Benefit under 6.1.1(d)(1), there shall be no

                                                                 First Amendment
                                  - 26c -                         April 19, 1994
early retirement reduction with respect to the Participant's benefits, if any, described in 6.1.1(a), 6.1.1(c), and 6.1.1(d)(2).

                  (b) If a Participant receives an Additional Benefit Service Benefit under 6.1.1(c) or a Change in Control Additional Benefit Service Benefit under 6.1.1(d)(2), the Participant's benefits, if any, described in 6.1.1(a), 6.1.1(b), and 6.1.1(d)(1) shall be based on the lesser of 25 years of Benefit Service or the designated number of years of Benefit Service.

                  (c) If a Participant is designated for an Early Retirement Subsidy Benefit under 6.1.1(b) and a Change in Control Early Retirement Subsidy Benefit under 6.1.1(d)(1), the Participant's Change in Control Early Retirement Subsidy Benefit under 6.1.1(d)(1) shall be reduced by the amount payable as an Early Retirement Subsidy Benefit under 6.1.1(b).

                  (d) If a Participant is designated for an Additional Benefit Service Benefit under 6.1.1(c) and a Change in Control Additional Benefit Service Benefit under 6.1.1(d)(2), the Participant's Change in Control Additional Benefit Service Benefit under 6.1.1(d)(2) shall be reduced by the amount payable as an Additional Benefit Service Benefit under 6.1.1(c).

                  (e) If a Participant is designated for an Enhanced Retirement Benefit under 6.1.1(f) and is also designated for any other Retirement Plan-Related Benefit under 6.1.1, the Participant s Enhanced Retirement Benefit under 6.1.1(f) shall be reduced by the aggregate amounts payable as any other Retirement

Plan-Related Benefits under 6.1.1 (after taking into account any other applicable coordination provisions of this 6.1.2).

                  6.1.3 Time and Manner of Payment . A vested Participant's Retirement Plan-Related Benefit (other than an Enhanced Retirement Benefit pursuant to 6.1.1(f)) shall be paid after his or her ceasing to be an employee of Bancorp or a Sponsoring Employer, beginning with the earlier of the first day of the month after the Participant is age 55 and not yet age 65 and has at least ten years of Eligibility Service ("early retirement date") or after the Participant is at least age 65 and is vested or has had the fifth anniversary of the Participant's commencement of participation.

                  A Participant who is vested in an Enhanced Retirement Benefit shall be paid such Enhanced Retirement Benefit after the Participant ceases to be an employee of Bancorp or a Sponsoring Employer, beginning with the first day of the first calendar month after the Participant terminates employment.

                  A Participant's Retirement Plan-Related Benefit under the Plan is earned in the single life annuity form with no benefit payable to anyone on the Participant's post-retirement death. A Participant may make a one-time election to receive that benefit in one of the forms provided below. The Participant's election must be made before the Participant's commencing participation. If no election is made by that latest election date, then the Participant's benefit shall be paid in the single life annuity form. The following optional forms are available:

                  (a) Joint and Survivor Annuity . An actuarial equivalent reduced monthly benefit for life to the Participant with 50 percent or 100 percent, as elected, of that amount payable to the survivor designated at retirement, if then living, for life after the death of the Participant. The straight life annuity is converted to a 50 percent survivor annuity by multiplying the straight life annuity amount by:

                  .94 + .004 x (spouse's age - Participant's age at death)]; not greater than 1.000.

         The straight life annuity is converted to a 100 percent survivor annuity by multiplying it by:

                  [.89 + .006 x (beneficiary's age - retired Participant's age)]; not greater than 1.000.

If the designated survivor dies before the Participant retires, then the Participant shall select another survivor within 30 days. Except for death of the survivor the Participant shall have no power to name a new survivor. If there is no living designated survivor on the Participant's retirement, the benefit shall be paid in the straight life annuity form. If the designated survivor dies after the Participant retires but before the Participant dies, then payments will continue to the Participant in the same reduced amount and another survivor cannot be selected. No payments will be made to anyone after the death of both the Participant and the designated survivor.

                  (b) Supplemental Income Option . An actuarial equivalent benefit whereby monthly straight life annuity or joint and survivor annuity payments to the Participant before the Participant is first eligible for Social Security benefits are greater than the remaining Participant life annuity payments so as to provide approximately equal payments throughout the Participant's life annuity payment period, including payments from Social Security. The actuarial equivalent factors are as follows:

                  Amount of straight life annuity equivalent to $1 of temporary annuity to age 62 and 1/12 equals $.006 times months of payments.

If this benefit form is elected in conjunction with a benefit form that provides payments after the Participant's death, the post-death payments shall be based on the payments that would have been made to the Participant after first eligibility for Social Security whether the retired Participant dies before or after such eligibility.

                  6.1.4 Early Retirement Reduction . Except as provided in 6.1.2, if a Participant's Retirement Plan-Related Benefit (other than an Enhanced Retirement Benefit under 6.1.1(f)) starts before the first of the month after age 65 ("normal retirement date") and the Participant was eligible for early retirement on terminating Bancorp employment, and the Participant is not eligible for an Early Retirement Subsidy Benefit under 6.1.1(b), the Participant's Retirement Plan-Related Benefit calculated under 6.1 shall be reduced by 1/3 of 1 percent of such normal retirement benefit for each month by which the early retirement date precedes the following reference age:

        Years of Eligibility Service                Reference Age
        ----------------------------                -------------

                 Less than 25                            65

                 25 or more                              62

No reduction shall be made if the Participant is at least age 62 and has at least 25 years of Eligibility Service. If a Participant was not eligible for early retirement on terminating Bancorp employment, the 6.1 benefit shall be reduced by .5833 percent for each full month from age 60 to age 65 and 1/3 of 1 percent from age 55 to age 60 by which the early retirement date precedes the normal retirement date.

                  6.1.5 Benefit Forfeitability . A Participant shall forfeit the entire amount of the Participant's Retirement Plan-Related Benefit described in 6.1.1(b) and 6.1.1(c) or, if payments of said benefits have already begun, any remaining payments, if the Participant, either directly or indirectly, on the Participant's own behalf or as a partner, officer, employee, consultant, financier, stockholder (except by ownership of less than 1 percent of the outstanding stock of a publicly held corporation), director, or trustee of any person, firm, or corporation, or otherwise, engages in any business competing with the business carried on by Bancorp or any of its affiliates at the time of the Participant's termination of employment with Bancorp and its affiliates during the period ending on the later of (i) the date that is ten years after the Participant's termination of employment with Bancorp and its affiliates, or (ii) the Participant's normal retirement date under the Retirement Plan.

                  6.1.6 Preretirement Death Benefit . If a vested Participant dies prior to retirement under this Plan and has a surviving spouse, such surviving spouse or designated nonspouse beneficiary, shall receive a monthly preretirement death benefit equal to one-half of the Participant's straight life annuity calculated as provided below. No preretirement death benefit is payable to a designated nonspouse beneficiary if the Participant is not married on the date of death.

                  The preretirement death benefit shall begin to be paid within 30 days after the Manager of the Human Resources Group or his or her designee (the "Manager") is notified of the Participant's death, if the Participant was an employee of Bancorp or a Sponsoring Employer at death, and if not, then within 30 days after the Participant would have first been eligible for early or normal retirement under this Plan had the Participant survived to that date, whether or not the corresponding benefit has begun under the Retirement Plan, and shall be payable for the life of the spouse.

                  For Retirement Plan-Related Benefits other than an Enhanced Retirement Benefit, if the Participant was not an employee of Bancorp or a Sponsoring Employer and was not yet age 65 on the date of death, then the Participant's age 65 single life annuity benefit shall be reduced by the reduction factors in

6.1.3 for a Participant who is not eligible for early retirement on terminating employment. If the Participant was an employee of Bancorp or a Sponsoring Employer on the date of death then the Participant's age 65 single life annuity benefit shall be reduced by the reduction factors in 6.1.3 for a Participant who was eligible for early retirement on terminating Bancorp employment, but there shall be no reduction below age 55 if the Participant died before age 55.

                  For Enhanced Retirement Benefits under 6.1.1(f), if the Participant was an employee of Bancorp or a Sponsoring Employer on the date of death and was vested in an Enhanced Retirement Benefit, the Participant s Target Benefit shall be reduced by applying the reduction factors in 6.1.1(f)(5) as if the Compensation Committee had approved the Participant s retirement or termination of employment.

                  If the beneficiary is the spouse, then the above death benefit shall be paid for the life of the spouse with no further payments made after the spouse's death. If the beneficiary is a person other than the spouse and the beneficiary is more than five years younger than the Participant, then the survivor benefit shall be paid for the life of the nonspouse survivor but not to exceed the life expectancy of a beneficiary who is exactly five years younger than the Participant. If the nonspouse beneficiary is five or less years younger than the Participant, then the survivor shall receive the death benefit for life with no payments after the survivor's death.

                  6.1.7 Lump-Sum Payments of Small Benefits . Notwithstanding any other provision of this Plan, the Retirement Plan-Related Benefit or the preretirement death benefit shall be paid in an actuarial equivalent lump sum within 30 days after the Manager determines that the present value of such benefit is less than an amount fixed and revised from time to time, in the Manager's discretion. The actuarial equivalent shall be determined using the 1971 TPF&C forecast mortality for males, set back five years for the Participant and one year for the survivor, if any, at the "applicable interest rate". The "applicable interest rate" shall mean the interest rate or rates that would have been used as of the first day of the calendar year that contains the distribution date by the Pension Benefit Guaranty Corporation ("PBGC") for the purpose of determining the present value of the Participant's benefits under the Plan, assuming the Plan was insured by the PBGC even though it is not, and terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the PBGC on that date.

                  6.1.8 Arbitration . Any dispute with respect to whether a Participant designated for a benefit described in 6.1.1(d) or 6.1.1(f) was terminated for "Cause" or terminated employment with "Good Reason," as those terms are defined in 6.1.1(d), shall, after compliance with the claims procedure set forth in Article XI of this Plan, be submitted to arbitration for a binding determination by a single arbitrator agreed upon by the

Participant and the Board, or if the Participant and the Board are unable to agree upon an arbitrator within 20 days after either the Participant or the Board demands arbitration, appointed by the presiding judge of the Circuit Court of the State of Oregon for Multnomah County. After the appointment of an arbitrator, the arbitration proceedings shall follow the rules of the American Arbitration Association but shall not be conducted under its auspices. The arbitrator shall have the power to grant limited discovery in his or her discretion upon good cause shown by the party seeking discovery.

               6.2   Investment Plan-Related Benefit .

               6.2.1 Annual Credit . Each Participant shall receive, for each calendar year for which the Participant has been designated for this benefit, a credit to the Participant's "Investment Plan Benefit Account" of an amount equal to the sum of the Participant's "Deferred Compensation Credit," "Section 415 Limitation Credit," "Before-Tax Contribution Limitation Credit," and "Matching Credit," to the extent such credits are not duplicative, as described below.

                  (a) Deferred Compensation Credit . The amount of the Deferred Compensation Credit is the amount of the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution Account under the U. S. Bancorp Employee Investment Plan (the "Investment Plan") had deferred compensation counted as nondeferred compensation under the Investment Plan. In computing the amount that would have been so allocated, the whole number percentage that has been actually elected by the Participant to determine the elective before-tax contribution under the Investment Plan shall be used. Furthermore, computation of the Participant's Deferred Compensation Credit shall not take into account (i) the limitation on annual additions required by Section 415 of the Internal Revenue Code, (ii) the federal income tax limitations on the amount of compensation that can be taken into account under the Investment Plan, and (iii) the federal income tax limitations on the amount of elective before-tax contributions.

                  (b)      Section 415 Limitation Credit . The amount of the
Section 415 Limitation Credit is the amount by which the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution Account under the terms of the Investment Plan is reduced by application of the limitation on annual additions required by Section 415 of the Internal Revenue Code.

                  (c) Before-Tax Contribution Limitation Credit . The amount of the Before-Tax Contribution Limitation Credit is the difference between:

                  (1) the amount of the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution Account under the Investment Plan based on the Participant's actual compensation and the whole number percentage that has been actually elected by the Participant to determine the elective before-tax contribution, before application of federal income tax limitations on the amount of compensation that can be taken into account under the Investment Plan and the amount of elective before-tax contributions, and

                  (2) the amount of the employer matching contribution actually allocated to the Participant's Bancorp Contribution Account under the Investment Plan.

                  (d) Matching Credit. For any Participants not eligible to participate in the Investment Plan, the amount of the Matching Credit is the amount of the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution Account under the Investment Plan had the Participant's deferred compensation under any applicable plan or plans counted as elective before-tax contributions under the Investment Plan. For this purpose, an applicable plan is a deferred compensation plan approved by the Board that specifically provides that compensation deferred under the plan is to be taken into account in determining the Matching Credit under this Plan. Also, computation of the Participant's Matching Credit shall not take into account (i) the limitation on annual addition required by Section 415 of the Internal Revenue Code, (ii) the federal income tax limitations on the amount of compensation that can be taken into account under the Investment Plan, and (iii) the federal income tax limitations on the amount of elective before-tax contributions.

                  6.2.2 Investment Plan Benefit Account. An Investment Plan Benefit Account shall be maintained for each Participant designated for the benefits described under 6.2.1. The balance in the Investment Plan Benefit Account shall be adjusted upward or downward as of each Investment Plan valuation date by the same percentage amount as the Participant's actual Bancorp Contribution Account under the Investment Plan is adjusted.

                  6.2.3 Time and Manner of Payment. The Investment Plan Benefit Account shall be paid to the Participant in a lump sum within 30 days after termination of employment with Bancorp and its affiliates (or as soon thereafter as practical), except that if prior to the adoption of this amended and restated Plan the Participant had terminated such employment and elected to receive payment of that Account on a date specific, then such Account shall be paid on that date.

                  6.2.4 Death Benefit. In the event of a Participant's death, the Investment Plan Benefit Account shall be paid to the beneficiary named in accordance with procedures established by the Manager or, in the absence of a named beneficiary, to the Participant's beneficiary under the terms of the Investment Plan, in a lump sum within 30 days after the Participant's death.

                                   ARTICLE VII
                                     VESTING

                  Except as provided in 6.1.1(d), 6.1.1(f), 6.1.4, and in this
Article VII, a Participant's right to any benefit under the Plan is vested and nonforfeitable at the same time as and to the same extent as the Participant is vested in related plan benefits. In connection with the designation of a Participant for any benefit under the Plan, the Compensation Committee or the Executive Committee may specify different vesting provisions for a particular benefit.

                                  ARTICLE VIII
                               SOURCE OF BENEFITS

                  This Plan and the benefits payable hereunder shall be unfunded and shall be payable only from the general assets of Bancorp or a Sponsoring Employer. Bancorp and Sponsoring Employers do not represent that a specific portion of their assets will be used to provide the benefits hereunder. Participants, surviving spouses, and beneficiaries shall have no interest in any specific assets of Bancorp or any Sponsoring Employer. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from Bancorp or any Sponsoring Employer under this Plan, such rights shall be no greater than the rights of their unsecured general creditors. Notwithstanding the foregoing, Bancorp and the Sponsoring Employer may deposit moneys under the
U. S. Bancorp Deferred Compensation Trust Agreement (the "Trust") for the purpose of paying benefits hereunder from those moneys and the income thereon, unless such Trust assets are required to satisfy the obligations of Bancorp and the Sponsoring Employers to their general creditors.

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN

                  Except for matters specifically reserved to the Compensation Committee, the Plan shall be administered by the Executive Committee. Except as otherwise provided and subject to review and supervision by the Compensation Committee, the Executive Committee shall have the authority and responsibility for all matters in connection with the operation and administration of the Plan. The Executive Committee's powers and duties shall include, but shall not be limited to, the following:

                  (a) Responsibility for the compilation and maintenance of all records necessary in connection with the Plan, including records of Participant designations;

                  (b) Authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; and

                  (c) Authority to engage such legal, accounting, and other professional services as it may deem proper.

Decisions by the Executive Committee shall be final and binding upon all parties affected by the Plan, including the surviving spouses and beneficiaries of Participants.

                  The Executive Committee may rely on information and recommendations provided by supervisory management. The Executive Committee may delegate to a subcommittee composed of less than all Executive Committee members or to supervisory management who are not Executive Committee members, the responsibility for decisions that it may make or actions that it may take under the terms of the Plan, subject to the reserved right of the Executive Committee and the Compensation Committee to review such decisions or actions and modify them when necessary or appropriate under the circumstances. The Executive Committee shall not allow any employee to engage directly or indirectly in any decisions or actions that affect that employee's Plan benefit.

                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1 Nonassignability of Benefits. Benefits under this Plan cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

                  10.2 Governing Law. This Plan and any amendments shall be construed, administered, and governed in all respects in accordance with applicable federal law and the laws of the State of Oregon.

                  10.3 No Right of Continued Employment. Nothing in this Plan shall be construed to give a Participant the right to remain an employee of Bancorp or any of its affiliates, and Bancorp and its affiliates reserve the right to discharge a Participant with or without cause at any time.

                  10.4 Withholding Taxes. Bancorp or the Sponsoring Employer shall withhold any taxes required by law to be withheld in connection with payment of benefits under this Plan.

                  10.5 Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, and each provision of this Plan shall be severable and enforceable to the extent permitted by law.

                                   ARTICLE XI
                                CLAIMS PROCEDURE

                  11.1 Initial Claim. Any person claiming a benefit under this Plan ("Claimant") shall present the claim in writing to the Manager. Any dispute with respect to a claim for benefits under 6.1.1(d) as to whether the designated Participant's termination was for "Cause" or with "Good Reason" shall, after compliance with the claims procedure of this Article XI, be submitted to binding arbitration pursuant to 6.1.8.

                  11.2     Decision on Initial Claim.

                  11.2.1 Time Period for Denial Notice. A decision shall be made on the claim as soon as practicable and shall be communicated in writing by the Manager to the Claimant within a reasonable period after receipt of the claim by the Manager. In no event shall the decision on an initial claim be given more than 90 days after the date the claim was filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of such within 90 days of the date the claim was filed. The extension notice shall indicate the special circumstances and the date by which a decision is expected. The extension shall not exceed 90 days from the end of the initial response period.

                  11.2.2 Contents of Notice. If the claim is wholly or partially denied, the notice of denial shall indicate:

                  (a)      The specific reasons for the denial;

                  (b) The specific references to pertinent Plan provisions on which the denial is based;

                  (c) A description of additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d)      An explanation of the Plan's claim review procedure.

                  11.2.3 Deemed Denied. If written notice of the decision wholly or partially denying the claim has not been furnished within 90 days after the claim is filed or there has been an extension and no notice of a decision is furnished by the end of the extension period, and if the claim has not been granted within such period, the claim shall be deemed denied as of the end of the 90-day or 180-day period for purposes of proceeding to the review stage described in 11.3 and 11.4.

                  11.3 Review of Denied Claim. If a Claimant receives a notice of denial or his or her claim is deemed denied pursuant to 11.2 above, the Claimant may request a review of the claim. The request for review is made by personally delivering or mailing a written request for review, prepared by either the Claimant or his or her authorized representative, to the Executive Committee. The Claimant's request for review must be made within a reasonable period of time taking into consideration the nature of the benefit that is the subject of the claim and other attendant circumstances. In no event shall the period for requesting review expire less than 60 days after receipt of the notice of denial or the date on which the claim is deemed denied if no notice is received. If the written request for review is not made on a timely basis, the Claimant shall be deemed to waive his or her right to review. The Claimant or his or her duly authorized representative may, at or after the time of making the request, review all pertinent documents and submit issues and comments in writing.

                  11.4 Decision on Review. A review shall be promptly made by the Executive Committee after receipt of a timely filed request for review. A decision on review shall be made and furnished in writing to the Claimant. The decision shall be made not later than 60 days after receipt of the request for review. If special circumstances require an extension of time for processing (such as the need to hold a hearing), a decision shall be made and furnished to the Claimant not later than 120 days after such receipt. If an extension is required, the Claimant shall be notified of such within 60 days after the request for review was filed. The written decision shall include the reasons for such decision with reference to the provisions of the Plan upon which the decision is based. The decision shall be final and binding upon the Claimant and Bancorp and its affiliates and all other persons involved. If the decision on review is not furnished within the applicable time period, the claim shall be deemed denied on review.

                  The scope of any subsequent review of the benefit claim, judicial or otherwise, shall be limited to a determination as to whether the Executive Committee acted arbitrarily or capriciously in the exercise of its discretion. In no event shall any such further review be on a de novo basis as the Executive Committee has discretionary authority to determine eligibility for benefits and to construe the terms of this Plan.

                                   ARTICLE XII
                           AMENDMENTS AND TERMINATION

                  Except as expressly provided in 6.1.1(d)(1) and 6.1.1(f)(7)(vi), the Board has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable.

                  IN WITNESS WHEREOF this amended and restated Plan was executed this 17th day of February, 1994.

                                                         U. S. BANCORP


                                                         By: /s/
                                                             ------------------

                                  U. S. BANCORP
                           SUPPLEMENTAL BENEFITS PLAN

                                    EXHIBIT A
                             RETIREMENT PLAN BENEFIT
                           (REFERENT SECTION 6.1.1(a))

                  A.1 Normal Retirement Benefit . Upon retirement at normal retirement date, a Participant is entitled to receive a monthly benefit payable for life, in an amount equal to the sum of the Participant's benefits under (A),
(B) and (C) below but no less than the minimum benefit under (D) below as follows, except that the accrued normal retirement benefit of a Participant who was covered under the Peoples Ban Corporation Employee Pension Plan ("Peoples Pension Plan") before 1988, shall be determined as provided separately in this section.

                  (A) 1.3 percent of the Participant's Average Monthly Compensation, multiplied by the Participant's years and fractions thereof of Benefit Service up to 25 years.

                  (B) .4 percent of the Participant's Average Monthly Compensation in excess of Covered Compensation multiplied by the Participant's years and fractions thereof of Benefit Service up to 25 years.

                  (C) .5 percent of the Participant's Average Monthly Compensation multiplied by the Participant's years and fractions thereof of Benefit Service in excess of 25 years of Benefit Service.

                  (D) Minimum Benefit . Notwithstanding the foregoing, no Participant who is a Highly Compensated Employee as defined in Code
         Section 414(q)(1)(A) or (B) shall have a lesser accrued monthly normal retirement benefit than such Participant had as of December 31, 1988, and no other Participant shall have a lesser accrued monthly normal retirement benefit than such Participant had as of January 30, 1990.

In no event shall the normal retirement benefit be less than the highest early retirement benefit to which the Participant was entitled.

                  For the purpose of calculating the accrued benefit payable as a life annuity at normal retirement age, the formula to be used for a Participant who had an accrued benefit under the Peoples Pension Plan as of December 31, 1987, or who had a reinstatable benefit under the Peoples Pension Plan as of that date that was subsequently reinstated, shall be the formula set forth above, except that the percentage in A.1(A) shall be 1 percent instead of
1.3 percent with respect to that portion of the Participant's first 25 years of Benefit Service prior to January 1, 1988.

                  A.2 Maximum Annual Benefit . No benefit shall be payable with respect to a Participant which is based on Compensation in excess of the amount that can be used for computing benefits under an income tax qualified plan, $200,000 as of January 1, 1989, and $150,000 as of January 1, 1994, as
provided in the Retirement Plan, or which exceeds the limitations of Code
Section 415 as set forth therein.

                  A.3 Compensation . Compensation for determining Average Monthly Compensation shall have the meaning given that term in Code Section 415(c)(3) and Treasury Regulation Section 1.415-2(d) thereunder, except that Compensation shall include only nondeferred amounts paid in cash and determined prior to any reduction for elective before-tax contributions under the U. S. Bancorp Investment Plan or any Code Section 401(k) cash or deferred arrangement, and prior to any reduction for salary reduction contributions under a Code
Section 125 cafeteria plan.

                  A.4 Average Monthly Compensation . Average Monthly Compensation is the monthly average of an eligible employee's Compensation during the highest five of the last ten calendar years or the monthly average during the last 60 consecutive months of service, if greater.

                  A.5 Covered Compensation . Covered Compensation is current monthly 35-year average maximum earnings which may be considered wages subject to Social Security taxation which shall be determined for each Participant according to the year the Participant attains Social Security retirement age as of which unreduced benefits are payable. Covered Compensation will be changed and this Exhibit A will be automatically changed whenever the maximum earnings currently subject to Social Security tax are changed and such change is approved by the Internal Revenue Service. The current Covered Compensation is set forth in

Appendix I, which is attached hereto and incorporated by reference herein, which may be replaced without formal Plan amendment upon a change in that Covered Compensation as described above.

                  A.6 Benefit Guidelines . As the benefit payable under 6.1 as of any date relates to the benefit accrued or but for the applicable limitations or other restrictions would have been accrued under the U. S. Bancorp Retirement Plan as of that date, the actuarial equivalent value of the benefit payable under this Plan shall be neither more nor less than the actuarial equivalent value of the benefit under this Plan determined in relation to that Retirement Plan as if it was fully set forth in this Plan.

                                  U. S. BANCORP
                              SUPPLEMENTAL BENEFITS
                                    EXHIBIT A
                                   APPENDIX I
                              COVERED COMPENSATION

                                     1993                       1994
                                    Monthly                    Monthly
         Year of                    Covered                    Covered
          Birth                   Compensation               Compensation
          -----                   ------------               ------------
          1926                        $1,644                    $1,644
          1927                         1,766                     1,766
          1928                         1,893                     1,893
          1929                         2,019                     2,026
          1930                         2,144                     2,159
          1931                         2,270                     2,291
          1932                         2,396                     2,424
          1933                         2,521                     2,557
          1934                         2,647                     2,690
          1935                         2,773                     2,823
          1936                         2,894                     2,951
          1937                         3,016                     3,080
          1938                         3,253                     3,331
          1939                         3,371                     3,457
          1940                         3,490                     3,583
          1941                         3,606                     3,706
          1942                         3,717                     3,824
          1943                         3,823                     3,937
          1944                         3,926                     4,048
          1945                         4,027                     4,156
          1946                         4,125                     4,261
          1947                         4,220                     4,363
          1948                         4,303                     4,453
          1949                         4,378                     4,535
          1950                         4,445                     4,609
          1951                         4,505                     4,676
          1952                         4,557                     4,735
          1953                         4,604                     4,790
          1954                         4,647                     4,840
          1955                         4,717                     4,924
          1956                         4,747                     4,961
          1957                         4,770                     4,991
          1958                         4,785                     5,013
          1959                         4,795                     5,030
          1960                         4,800                     5,042
          1961 and later               4,800                     5,050

                                  U. S. BANCORP

                                 FIRST AMENDMENT
                                     TO THE
                       U. S. BANCORP AMENDED AND RESTATED
                           SUPPLEMENTAL BENEFITS PLAN

                  THIS FIRST AMENDMENT is adopted by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective April 19, 1994.

                                    RECITALS

                  A. Bancorp adopted the U. S. Bancorp Supplemental Benefits Plan (the "Plan") effective January 1, 1985;

                  B. Bancorp last amended and restated the Plan effective February 17, 1994; and

                  C.       Bancorp desires to further amend the Plan.

                                    AMENDMENT

                  Pursuant to Article XII of the Plan, Bancorp further amends the Plan effective April 19, 1994, as follows:

                  ARTICLE VI - BENEFITS

                  A new 6.1.1(f)(8) is added at page 23.

                  A new 6.1.1(h) is added at pages 26, 26a, 26b, and 26c.

                  This First Amendment is executed as of the date indicated below:

                                    U. S. BANCORP

                                    By /s/
                                       ------------------------------
                                       Judith L. Rice

                                    Date: April 19, 1994

                                  U. S. BANCORP

                                SECOND AMENDMENT
                                     TO THE
                       U. S. BANCORP AMENDED AND RESTATED
                           SUPPLEMENTAL BENEFITS PLAN

                  THIS SECOND AMENDMENT is adopted by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective June 15, 1994.

                                    RECITALS

                  A. Bancorp adopted the U. S. Bancorp Supplemental Benefits Plan (the "Plan") effective January 1, 1985;

                  B. Bancorp last amended and restated the Plan effective April 19, 1994; and

                  C.       Bancorp desires to further amend the Plan.

                                    AMENDMENT

                  Pursuant to Article XII of the Plan, Bancorp further amends the Plan effective June 15, 1994, as follows:

                  ARTICLE VI - BENEFITS

                  Existing 6.1.1(g) is amended at page 23(a).

                  This Second Amendment is executed as of the date indicated below:

                                                 U. S. BANCORP

                                                 By: /s/
                                                     -------------------------
                                                     Judith L. Rice

                                                 Date: June 15, 1994